Exhibit 99.2

Cloud Peak Energy Voluntarily Files for Chapter 11

Operations to Continue as Normal and Marketing and Sale Process to Continue

Secures Approximately $35 Million in Debtor-in-Possession Financing

Enters into Sale and Plan Support Agreement with Certain Creditors

GILLETTE, Wyo.—May 10, 2019— Cloud Peak Energy Inc. (OTC: CLDP) (“Cloud Peak Energy” or the “Company”), the only pure-play Powder River Basin (“PRB”) coal company, announced today that it has filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Cloud Peak Energy intends to continue a marketing process for all of its assets. Cloud Peak Energy expects its mines will continue normal operations throughout the process, safely and efficiently meeting all customer commitments.

Colin Marshall, President and Chief Executive Officer of Cloud Peak Energy, commented, “Over the past several months, Cloud Peak Energy has thoroughly evaluated strategic alternatives to address the challenging market conditions in our industry. We believe, at this time, that a sale process in Chapter 11 will provide the best opportunity to maximize value for Cloud Peak Energy.”

Mr. Marshall continued, “While we undertake this process, Cloud Peak Energy remains a reliable source of high-quality coal for customers. We thank our employees for their continued hard work and dedication, and appreciate the cooperation of our business partners and support of our customers as we work through this process.”

In conjunction with the filing, and subject to court approval, Cloud Peak Energy has received a commitment for approximately $35 million in debtor-in-possession (“DIP”) financing from certain of the Company’s prepetition secured noteholders. The Company expects $10 million of the total DIP financing will be available on an interim basis. The DIP financing, combined with the Company’s cash on hand and funds generated from ongoing operations, are expected to provide sufficient liquidity for the Company to continue operating in the ordinary course during the sale process.

The Company also announced that it has entered into an Amended and Restated Sale and Plan Support Agreement (the “Support Agreement”) with holders of approximately 62% in dollar amount of the Company’s secured notes due 2021 (the “2021 Notes”) and more than 50% in dollar amount of the Company’s unsecured notes due 2024. The Support Agreement reflects, among other things, the support from two of the Company’s key creditor constituencies for the Company’s sale process, as well as the consent of the holders of the 2021 Notes to the Company’s use of cash collateral and priming liens to allow for the DIP financing.

Cloud Peak Energy has filed a number of customary motions with the court seeking authorization to support its operations while this process is ongoing, including authority to continue payment of employee wages, salaries and benefits without interruption. The Company intends, subject to court approval, to pay vendors, suppliers and other providers essential to the Company’s business in full for goods and services provided after the filing date. The Company also expects to continue entering into and fulfilling orders under sales contracts with customers in the ordinary course of business. The Company expects to receive court approval for these requests.

Additional information is available at Cloud Peak Energy’s website at https://cloudpeakenergy.com. Court filings and information about the claims process are available at https://cases.primeclerk.com/cloudpeak, by calling the Company’s claims agent, Prime Clerk LLC, toll-free at 844-217-3067 or local at 347-761-3264 or emailing cloudpeakinfo@primeclerk.com.

Vinson & Elkins LLP is serving as legal advisor, Centerview Partners LLC is serving as investment banker and FTI Consulting, Inc. is serving as financial advisor to Cloud Peak Energy. Davis Polk & Wardwell LLP is serving as legal advisor and Houlihan Lokey, Inc. is serving as financial advisor to the ad hoc group of holders of 2021 Notes and the DIP lenders.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (OTC:CLDP) is headquartered in Wyoming and is the only pure-play Powder River Basin coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2018, Cloud Peak Energy sold approximately 50 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Board of Directors’ strategic evaluation process, our operational and financial priorities, our responses to the structural changes in the U.S. coal industry, our efforts to position our company for future growth opportunities, and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding our ability to continue as a going concern, our ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 cases on our liquidity and results of operations; our ability to obtain timely approval by the United States Bankruptcy Court for the District of Delaware (the “Court”) with respect to the motions filed in the Chapter 11 cases; objections to our sale process, DIP financing or other pleadings filed that could protract the Chapter 11 cases; employee attrition and our ability to retain senior management and other key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 cases; our ability to comply with the restrictions imposed by our Accounts Receivable Securitization Program (the “A/R Securitization Program”), the DIP financing and other financing arrangements; our ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the bankruptcy petitions on our company and on the interests of various constituents, including holders of our common stock; the Court’s rulings in the Chapter 11 cases, including the approvals of the Support Agreement, an amendment to the A/R Securitization Program and the DIP financing, and the outcome of the Chapter 11 cases generally; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 cases, which may interfere with our ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Cloud Peak Energy Inc.

(720) 566-2932

Investor Relations

/

Meaghan Repko / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449